Exhibit 99.(a)(xiii)

LEGG MASON GLOBAL TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Global Trust, Inc., a Maryland Corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:                  On February 7, 2008, the Board of Directors of Legg Mason Global Trust, Inc. (“Board”), a Maryland Corporation (“Corporation”) organized on December 31, 1992, under authority contained in the Corporation’s Amended and Restated Articles of Incorporation, as amended and supplemented (“Charter”), and in accordance with Section 2-105(c) of the Maryland General Corporation Law, has:

(a)           increased the aggregate number of shares of capital stock that the Corporation has authority to issue from two billion one hundred fifty million (2,150,000,000) to two billion three hundred fifty million (2,350,000,000) shares;

(b)           created and established a new share class of the Legg Mason International Equity Trust series of the Corporation (“International Equity”), to be known as the “Legg Mason International Equity Trust, Institutional Select Class shares” and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of “Legg Mason International Equity Trust, Institutional Select Class”; and

(c)            created and established a new share class of the Legg Mason Emerging Markets Trust series of the Corporation (“Emerging Markets”), to be known as the “Legg Mason Emerging Markets Trust, Institutional Select Class shares” and designated one hundred million (100,000,000) shares of capital stock that the Corporation is newly authorized to issue as shares of “Legg Mason Emerging Markets Trust, Institutional Select Class.”

The par value of shares of capital stock of the Corporation remains one tenth of one cent ($0.001) per share.  Immediately before the increase in the aggregate number of authorized shares and the classification and designation described herein, the aggregate par value of all of the authorized shares was two million one hundred fifty thousand (2,150,000) dollars; as increased, the aggregate par value of all of the shares is two million three hundred fifty thousand (2,350,000) dollars.

SECOND:             Each Class A, Primary Class, Institutional Class, Financial Intermediary Class, Class R, and Institutional Select Class  share of International Equity Trust shall represent investment in the same pool of assets as every other share of the International Equity and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of International Equity, except as provided in the Charter and as set forth below:

(1)           The net asset values of Class A, Primary Class, Institutional Class, Financial Intermediary Class, Class R, and Institutional Select Class shares shall be calculated separately.  In calculating the net asset values,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to all classes of International Equity, in the proportion that the net asset value of that class bears to the net asset value of the International Equity, except as the SEC may otherwise require;

(2)           Dividends and other distributions shall be paid on Class A, Primary Class, Institutional Class, Financial Intermediary Class, Class R, and Institutional Select Class shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Primary Class, Institutional Class, Financial Intermediary Class, Class R, and Institutional Select Class shares.  In calculating the amount of any dividend or other distribution,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to each class of International Equity, in the proportion that the net asset value of that class bears to the net asset value of the International Equity, except as the SEC may otherwise require;

(3)           Each class of the International Equity shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine.  On all other matters, all classes of the International Equity shall vote together, and every share of the International Equity, regardless of class, shall have an equal vote with every other share of the International Equity.

THIRD:                Each Primary Class, Institutional Class, Financial Intermediary Class, and Institutional Select Class  share of Emerging Markets Trust shall represent investment in the same pool of assets as every other share of Emerging Markets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of the Emerging Markets, except as provided in the Charter and as set forth below:

(1)           The net asset values of Primary Class, Institutional Class, Financial Intermediary Class, and Institutional Select Class shares shall be calculated separately.  In calculating the net asset values,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to all classes of Emerging Markets, in the proportion that the net asset value of that class bears to the net asset value of Emerging Markets, except as the SEC may otherwise require;

(2)           Dividends and other distributions shall be paid on Primary Class, Institutional Class, Financial Intermediary Class, and Institutional Select Class shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Primary Class, Institutional Class, Financial Intermediary Class, and Institutional Select Class shares.  In calculating the amount of any dividend or other distribution,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board shall deem appropriate;

(c)           All other fees and expenses shall be charged to each class of Emerging Markets, in the proportion that the net asset value of that class bears to the net asset value of Emerging Markets, except as the SEC may otherwise require;

(3)           Each class of Emerging Markets shall vote separately on matters pertaining only to that class, as the directors shall from time to time determine.  On all other matters, all classes of Emerging Markets shall vote together, and every share of Emerging Markets, regardless of class, shall have an equal vote with every other share of Emerging Markets.

FOURTH:             Immediately before filing these Articles Supplementary, the Corporation had authority to issue two billion one hundred fifty million (2,150,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million one hundred fifty thousand (2,150,000) dollars.  These shares were classified as follows:

Designation	Number of Shares	Par Value
Legg Mason Europe Fund	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000

Legg Mason International Equity Trust	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000
	500,000,000 Class R Shares	$500,000
Legg Mason Emerging Markets Trust	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000
Unclassified	350,000,000 Shares	$350,000

FIFTH:              Immediately after filing these Articles Supplementary, the Corporation shall have authority to issue two billion three hundred fifty million (2,350,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of two million three hundred fifty thousand (2,350,000) dollars.  These shares are classified as follows:

Designation	Number of Shares	Par Value
Legg Mason Europe Fund	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000
Legg Mason International Equity Trust	125,000,000 Class A Shares	$125,000
	125,000,000 Primary Class Shares	$125,000
	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000
	500,000,000 Class R Shares	$500,000
	100,000,000 Institutional Select Class Shares	$100,000
Legg Mason Emerging Markets Trust	125,000,000 Primary Class Shares	$125,000

	125,000,000 Institutional Class Shares	$125,000
	100,000,000 Financial Intermediary Class Shares	$100,000
	100,000,000 Institutional Select Class Shares	$100,000
Unclassified	350,000,000 Shares	$350,000

SIXTH:          The foregoing changes were approved by a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Sections 2-105(c) and 2-605(a)(2) of the Maryland General Corporate Law to be made without action by the stockholders or matters reserved by the Corporation’s charter to the Board.

SEVENTH:    The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

EIGHTH:       The undersigned Vice President and Chief Legal Officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President and Chief Legal Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its Vice President and Chief Legal Officer and attested to by its Secretary on April 25, 2008.

ATTEST:

LEGG MASON GLOBAL TRUST, INC.

By:	/s/ Richard M. Wachterman	By:	/s/ Gregory Merz
	Richard M. Wachterman		Gregory Merz
	Secretary		Vice President and Chief Legal Officer